                                                                    EXHIBIT 25.1




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

 A NATIONAL BANKING ASSOCIATION                                        31-0838515
                                                                       (I.R.S. EMPLOYER
                                                                       IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                                  43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                               (ZIP CODE)

                          BANK ONE TRUST COMPANY, N.A.
                                1 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60670
    ATTN: SANDRA L. CARUBA, FIRST VICE PRESIDENT AND COUNSEL, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                          TRENWICK AMERICA CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                               06-1087672
(STATE OR OTHER JURISDICTION OF                                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                                         IDENTIFICATION NUMBER)

ONE CANTERBURY GREEN                                                   06901
STAMFORD, CONNECTICUTT                                                 (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (a)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 12th day of June, 2001.


                      BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                      TRUSTEE


                      BY /S/ SANDRA L. CARUBA
                           SANDRA L. CARUBA
                           FIRST VICE PRESIDENT










* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                   June 12, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Trenwick America Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                            Very truly yours,

                            BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                            BY: /S/ SANDRA L. CARUBA
                                    SANDRA L. CARUBA
                                    First Vice President

                                    EXHIBIT 7

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 3/31/01        State #:  391581   FFIEC 041
Address:                   100 Broad Street                   Vendor ID:  D             Cert #:  21377     Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                                      DOLLAR AMOUNTS IN THOUSANDS        C300
                                                                      RCON     BIL MIL THOU              ----
                                                                      ----     ------------



ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A): ..........................................................   RCON
                                                                        ----
    a. Noninterest-bearing balances and currency and coin(1) ........   0081      57,409                  1.a
    b. Interest-bearing balances(2) .................................   0071           0                  1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ....   1754           0                  2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) .   1773       1,922                  2.b
3.  Federal funds sold and securities purchased under agreements to
    resell ..........................................................   1350     771,209                  3.

4.  Loans and lease financing receivables: (from Schedule RC-C): ....   RCON
                                                                        ----
    a. Loans and leases held for sale ...............................   5369           0                  4.a
    b. Loans and leases, net of unearned income .....................   B528      84,428                  4.b
    c. LESS: Allowance for loan and lease losses ....................   3123         387                  4.c
    d. Loans and leases, net of unearned income and allowance
        (item 4.b minus 4.c) ........................................   B529      84,041                  4.d
5.  Trading assets (from Schedule RC-D) .............................   3545           0                  5.
6.  Premises and fixed assets (including capitalized leases) ........   2145      21,125                  6.
7.  Other real estate owned (from Schedule RC-M) ....................   2150           0                  7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ..................................   2130           0                  8.
9.  Customers' liability to this bank on acceptances outstanding ....   2155           0                  9.
10. Intangible assets
    a.  Goodwill ....................................................   3163           0                  10.a
    b.  Other intangible assets (from Schedule RC-M) ................   0426      12,971                  10.b
11. Other assets (from Schedule RC-F) ...............................   2160     317,034                  11.
12. Total assets (sum of items 1 through 11) ........................   2170   1,265,711                  12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:                Bank One Trust Company, N.A.       Call Date:  3/31/01       State #:  391581     FFIEC 041
Address:                            100 East Broad Street              Vendor ID:  D             Cert #"  21377       Page RC-2
City, State  Zip:                   Columbus, OH 43271                 Transit #:  04400003

SCHEDULE RC-CONTINUED

                                                                                  DOLLAR AMOUNTS IN
                                                                                  THOUSANDS
                                                                                  ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C ...        RCON
                                                                        ----
    from Schedule RC-E) ........................................        2200     995,556                 13.a
    (1) Noninterest-bearing(1) .................................        6631     558,282                 13.a1
    (2) Interest-bearing .......................................        6636     437,274                 13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase ..............................................        RCFD
                                                                        2800           0                 14.

15. Trading Liabilities(from Sechedule RC-D) ...................        RCFD
                                                                        3548           0                 15.

16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M) .        3190           0                 16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ...        2920           0                 18.
19. Subordinated notes and debentures (2) ......................        3200           0                 19.
20. Other liabilities (from Schedule RC-G) .....................        2930     125,576                 20.
21. Total liabilities (sum of items 13 through 20) .............        2948   1,121,132                 21.
22. Minority interest in consolidated subsidiaries .............        3000           0                 22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ..............        3838           0                 23.
24. Common stock ...............................................        3230         800                 24.
25. Surplus (exclude all surplus related to preferred stock) ...        3839      45,157                 25.
26. a. Retained earnings .......................................        3632      98,597                 26.a
    b. Accumulated other comprehensive income (3) ..............        B530          25                 26.b
27. Other equity capital components (4) ........................        A130           0                 27.
28. Total equity capital (sum of items 23 through 27) ..........        3210     144,579                 28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28) ......................        3300   1,265,711                 29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work
    performed for the bank by independent external                                        --------       Number
    auditors as of any date during 1996  . . . . . . . . . . . . . . . RCFD 6724 . . .    N/A            M.1.
                                                                                          --------
1 = Independent audit of the bank conducted in accordance          4. =         Directors' examination of the bank performed by
    with generally accepted auditing standards by a certified                   other external auditors (may be required by
    public accounting firm which submits a report on the bank                   state chartering authority)

2 = Independent audit of the bank's parent holding company         5 =          Review of the bank's financial statements by
     conducted in accordance with generally accepted auditing                   external auditors
     standards by a certified public accounting firm which         6 =          Compilation of the bank'sfinancial statements by
     submits a report on the consolidated holding company                       external auditors
     (but not on the bank separately)                              7 =          Other audit procedures (excluding tax preparation
                                                                                work)
3 = Directors' examination of the bank conducted in                8 =          No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required
    by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.